Exhibit 99.1

iHeartCommunications, Inc. Announces Pricing of Upsized Offering

of 10.625% Priority Guarantee Notes due 2023

San Antonio, February 19, 2015—iHeartCommunications, Inc. (“iHeartCommunications”) announced today the pricing of an offering of $950.0 million aggregate principal amount of its 10.625% Priority Guarantee Notes due 2023 (the “Notes”). The offering was upsized from the previously announced $550.0 million aggregate principal amount. The Notes were priced at par and will be issued under an indenture to be dated as of February 26, 2015. The sale of the Notes is expected to be completed on February 26, 2015, subject to customary closing conditions.

The Notes will be fully and unconditionally guaranteed on a senior secured basis by iHeartCommunications’ parent, iHeartMedia Capital I, LLC, and all of iHeartCommunications’ existing and future material wholly-owned domestic restricted subsidiaries. The Notes and the related guarantees will be secured by (1) a lien on (a) the capital stock of iHeartCommunications and (b) certain property and related assets that do not constitute “principal property” (as defined in the indenture governing iHeartCommunications’ legacy notes), in each case equal in priority to the liens securing the obligations under iHeartCommunications’ senior secured credit facilities and existing priority guarantee notes and (2) a lien on the accounts receivable and related assets securing iHeartCommunications’ receivables based credit facility junior in priority to the lien securing iHeartCommunications’ obligations thereunder.

iHeartCommunications intends to use the gross proceeds from this offering to prepay at par $916.1 million of the loans outstanding under its term loan B facility and $15.2 million of the loans outstanding under its term loan C asset sale facility, to pay accrued and unpaid interest with regard to such loans to, but not including, the date of prepayment, to pay fees and expenses related to the offering and the prepayment, and the remainder for general corporate purposes, including repayment of indebtedness.

The Notes and the related guarantees will be offered only to “qualified institutional buyers” in reliance on the exemption from registration pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to persons outside of the United States in compliance with Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

This press release is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to buy the Notes or any other securities. The Notes offering is not being made to any person in any jurisdiction in which the offer, solicitation or sale is unlawful. Any offers of the Notes will be made only by means of a private offering circular.

Forward-Looking Statements

This press release contains forward-looking statements based on current iHeartCommunications management expectations. These forward-looking statements include all statements other than those made solely with respect to historical facts. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, whether or not iHeartCommunications will consummate the offering. Many of the factors that will determine the outcome of the subject matter of this press release are beyond iHeartCommunications’ ability to control or predict. iHeartCommunications undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements as a result of new information, future events or otherwise.

About iHeartCommunications

iHeartCommunications, Inc. is a leading global media and entertainment company specializing in radio, digital, outdoor, mobile, social, live events, on-demand entertainment and information services for national audiences and local communities and providing premiere opportunities for advertisers.

Media:

Wendy Goldberg

Executive Vice President, Communications

(212) 377-1105

Investors:

Effie Epstein

Vice President, Planning and Investor Relations

(212) 377-1116

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